EXHIBIT 2

TRANSACTIONS

The following table sets forth all transactions with respect to Shares effected in the last sixty days by the Reporting Persons or on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through 4:00 p.m., New York City time, on September 21, 2015. Except as otherwise noted below, all such transactions were purchases or sales of Shares effected in the open market, and the table includes commissions paid in per share prices.

Fund	Trade Date	Buy/Sell (1)	Shares	Unit Cost	Security
Marcato II, L.P.	08/17/2015	Buy	327	42.63	Common Stock
Marcato II, L.P.	08/19/2015	Buy	1,141	42.94	Common Stock
Marcato II, L.P.	08/20/2015	Buy	2,687	42.49	Common Stock
Marcato II, L.P.	09/01/2015	Sell*	(1,269)	20.23	OTC Call Option (2)
Marcato II, L.P.	09/01/2015	Buy*	1,269	0.01	OTC Put Option (3)
Marcato II, L.P.	09/04/2015	Buy	1,698	39.10	Common Stock
Marcato II, L.P.	09/08/2015	Buy	33	39.46	Common Stock
Marcato II, L.P.	09/09/2015	Buy	38	39.52	Common Stock
Marcato II, L.P.	09/10/2015	Buy	51	39.44	Common Stock
Marcato II, L.P.	09/11/2015	Buy	733	39.39	Common Stock
Marcato II, L.P.	09/18/2015	Buy	2,417	39.28	Common Stock
Marcato International Master Fund, Ltd.	08/17/2015	Buy	14,623	42.63	Common Stock
Marcato International Master Fund, Ltd.	08/19/2015	Buy	50,917	42.94	Common Stock
Marcato International Master Fund, Ltd.	08/20/2015	Buy	120,022	42.49	Common Stock
Marcato International Master Fund, Ltd.	09/01/2015	Sell*	(16,548)	20.23	OTC Call Option (2)
Marcato International Master Fund, Ltd.	09/01/2015	Buy*	16,548	0.01	OTC Put Option (3)
Marcato International Master Fund, Ltd.	09/04/2015	Buy	75,761	39.10	Common Stock
Marcato International Master Fund, Ltd.	09/08/2015	Buy	1,478	39.46	Common Stock
Marcato International Master Fund, Ltd.	09/09/2015	Buy	1,697	39.52	Common Stock
Marcato International Master Fund, Ltd.	09/10/2015	Buy	2,292	39.44	Common Stock
Marcato International Master Fund, Ltd.	09/11/2015	Buy	32,690	39.39	Common Stock
Marcato International Master Fund, Ltd.	09/18/2015	Buy	107,821	39.28	Common Stock
Marcato, L.P.	08/17/2015	Buy	4,750	42.63	Common Stock
Marcato, L.P.	08/19/2015	Buy	16,542	42.94	Common Stock
Marcato, L.P.	08/20/2015	Buy	38,991	42.49	Common Stock
Marcato, L.P.	09/01/2015	Buy*	17,817	20.23	OTC Call Option (2)
Marcato, L.P.	09/01/2015	Sell*	(17,817)	0.01	OTC Put Option (3)
Marcato, L.P.	09/04/2015	Buy	25,041	39.10	Common Stock
Marcato, L.P.	09/08/2015	Buy	489	39.46	Common Stock
Marcato, L.P.	09/09/2015	Buy	561	39.52	Common Stock
Marcato, L.P.	09/10/2015	Buy	757	39.44	Common Stock
Marcato, L.P.	09/11/2015	Buy	10,805	39.39	Common Stock
Marcato, L.P.	09/18/2015	Buy	35,638	39.28	Common Stock

(1)	All transactions noted by an * are rebalancing transactions.
(2)	Represents shares underlying American-style call options purchased or sold, as applicable, in the over-the-counter market that are exercisable through July 15, 2016.
(3)	Represents shares underlying European-style put options purchased or sold, as applicable, in the over-the-counter market that are exercisable on July 15, 2016.